Exhibit 31.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of E C Consulting International, Inc. (the "Company") on Form 10-K for the fiscal year ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Jean-Claude E. Gehret, Chief Executive Officer of the Company, certify that:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  July 1, 2013

By:  /s/ Dr. Jean-Claude E. Gehret

Dr. Jean-Claude E. Gehret

Chief Executive Officer and Chief Financial Officer